EXHIBIT 21


                       SUBSIDIARIES OF EP MEDSYSTEMS, INC.


ProCath Corporation D/B/A EP MedSystems
---------------------------------------
Cooper Run Executive Park
334 D6 Cooper Road
West Berlin, NJ 08009
State of Incorporation:    New Jersey
Business Name:             ProCath Corporation

EP MedSystems UK Ltd.
---------------------

10a Lion Road
Bexleyheath
Kent DA6 8NR, UK

State of Incorporation:    New Jersey
Business Name:             EP MedSystems, Europe Ltd.

EP MedSystems France S.A.R.L.
-----------------------------
12, Avenue du Quebec, Batiment H
Entree 9, SILIC 633
91965 Courtaboeuf Cedex, France